UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

NOVANTA INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020, Novanta Inc. (the “Company”) announced changes to the compensation of Matthijs Glastra, the Company’s Chief Executive Officer, Robert J. Buckley, the Company’s Chief Financial Officer, Brian S. Young, the Company’s Chief Human Resources Officer, and Peter L. Chang, the Company’s Chief Accounting Officer and Corporate Controller (collectively, the “Officers”) in light of the uncertain business environment resulting from the COVID-19 pandemic. Effective May 8, 2020, each of the Officers entered into a waiver to his Employment Agreement or Severance Agreement with the Company, as applicable (collectively, the “Waivers”) pursuant to which each Officer has agreed to (i) be furloughed without pay for two (2) weeks, consisting of one week in the second quarter of 2020 and one week in the third quarter of 2020, (ii) waive his previously approved merit salary increase for 2020, and (iii) waive 100% of his Annual Bonus (as defined in each Officer’s Employment or Severance Agreement with the Company, as applicable) for 2020. These waivers will result in an aggregate amount of $1.6 million (or approximately 50%) reduction in the 2020 cash compensation, assuming bonuses were paid at target, for these Officers previously approved by the Compensation Committee of the Board of Directors in February 2020.

Each of the Officers also declined to receive a special restricted stock unit grant awarded to substantially all of the employees of the Company in April 2020.

The foregoing description of the Waivers is qualified in its entirety by reference to the Waivers, applicable to the Company’s executive officers (not including Mr. Chang), which are filed as Exhibits 10.1, 10.2, and 10.3 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated May 8, 2020, between Novanta Inc. and Matthijs Glastra.
10.2	Letter Agreement, dated May 8, 2020, between Novanta Inc. and Robert J. Buckley.
10.3	Letter Agreement, dated May 8, 2020, between Novanta Inc. and Brian S. Young.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.
(Registrant)

Date: May 11, 2020	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer